Exhibit 32.1
CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER
PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
In connection with the Quarterly Report on Form 10-Q of Guidewire Software, Inc. for the quarterly period ended April 30, 2019 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Marcus S. Ryu, as Chief Executive Officer of Guidewire Software, Inc., hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of his knowledge the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Guidewire Software, Inc.

Date:	June 10, 2019	By:	/s/ MARCUS S. RYU
Marcus S. Ryu
President and Chief Executive Officer
(Principal Executive Officer)

In connection with the Quarterly Report on Form 10-Q of Guidewire Software, Inc. for the quarterly period ended April 30, 2019 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Curtis Smith, as Chief Financial Officer of Guidewire Software, Inc., hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of his knowledge the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Guidewire Software, Inc.

Date:	June 10, 2019	By:	/s/ CURTIS SMITH
Curtis Smith
Chief Financial Officer
(Principal Financial and Accounting Officer)